Exhibit 5.1



                              [FORM OF OPINION]



                                 June __, 2005





DB Commodity Index Tracking Fund
DB Commodity Index Tracking Master Fund
c/o DB Commodity Services LLC
60 Wall Street
New York, New York 10005

            Re:   DB Commodity Index Tracking Fund
                  DB Commodity Index Tracking Master Fund

Ladies and Gentlemen:

            We have acted as special Delaware counsel to DB Commodity Index Tracking Fund (the "Fund") and DB Commodity Index Tracking Master Fund (the "Master Fund"), each a Delaware statutory trust (collectively the "Funds"), in connection with the matters set forth herein. This opinion is being delivered to you at your request.

            We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

            (a) The Certificate of Trust of the Fund, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 23, 2005;

            (b) The Certificate of Trust of the Master Fund, as filed with the Secretary of State on May 23, 2005 (together with item
                  (i) above, the "Certificates of Trust");

            (c) The Declaration of Trust and Trust Agreement of the Fund, dated as of May 23, 2005, between DB Commodity Services LLC, a Delaware limited liability company, as managing owner (the "Managing Owner"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee") of the Fund;

            (d) The Declaration of Trust and Trust Agreement of the Master Fund, dated as of May 23, 2005, between the Managing Owner and the Trustee (together with item (c) above, the Initial Trust Agreements");

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DB Commodity Index Tracking Fund
DB Commodity Index Tracking Master Fund
June __, 2005
Page 2


            (e) The Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, to be filed by the Funds with the Securities and Exchange Commission on or about June 24, 2005 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus") relating to the common units of beneficial interests in the Funds (collectively, the "Limited Units");

            (f) A form of the Amended and Restated Declaration of Trust and Trust Agreement of the Fund, attached as an exhibit to the Registration Statement;

            (g) A form of the Amended and Restated Declaration of Trust and Trust Agreement of the Master Fund, attached as an exhibit to the Registration Statement (together with item (f) above, the "Trust Agreements"); and

            (h) Certificates of Good Standing for the Funds, dated the date hereof, obtained from the Secretary of State.

            As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Managing Owner. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreements.

            Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinbelow, it is our opinion that:

            1. Each of the Funds has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801 et seq. (the "Act").

            2. The Units to be issued by the Funds will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Funds, as to which the Limited Owners, as beneficial owners of the Funds, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware, subject to the obligation of a Limited Owner to make certain payments provided for in the Trust Agreements.

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DB Commodity Index Tracking Fund
DB Commodity Index Tracking Master Fund
June __, 2005
Page 3

            The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

            A. We are admitted to practice law in the State of Delaware, and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

            B. We have assumed (i) that the Initial Trust Agreements and the Certificates of Trust are in full force and effect and have not been amended and the Trust Agreements will be in full force and effect when the Units are issued by the Fund, (ii) except to the extent set forth in paragraph 1 above, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the due submission to the Managing Owner of a Purchase Order Subscription Agreement by each Participant or Limited Owner;
(vii) the due acceptance by the Managing Owner of each Purchase Order Subscription Agreement and the due issuance in accordance with the Trust Agreements of the Limited Units relating thereto to the Limited Owner; (viii) the payment by each Limited Owner to the Funds of the full consideration due from it for the Limited Units subscribed to by it; and (ix) the Limited Units will be offered and sold as described in the Registration Statements and the Trust Agreements,

            C. The opinion in paragraph 2 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            D. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

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DB Commodity Index Tracking Fund
DB Commodity Index Tracking Master Fund
June __, 2005
Page 4

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                    Very truly yours,






EAM